EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated February 7, 2013, with respect to the financial statement of Advisors Disciplined Trust 1001, comprising SteelPath MLP and Income Portfolio, Series 2013-1 - An OFI SteelPath Portfolio, contained in Amendment No. 3 to the Registration Statement on Form S-6 (File No. 333-185630) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
February 7, 2013